UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2023

SKYX PLATFORMS CORP.

(Exact name of Registrant as Specified in its Charter)

Florida	001-41276	46-3645414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 W. McNab Road

Pompano Beach, Florida 33069

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (855) 759-7584

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	SKYX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Acquisition Stock Purchase Agreement

On February 6, 2023 (the “Signing Date”), SKYX Platforms Corp. (d/b/a Sky Technologies) (the “Company”) entered into the Stock Purchase Agreement (the “Stock Purchase Agreement”) with the stockholders (the “Sellers”) of Belami, Inc., a California corporation (“Belami”), pursuant to which the Company will acquire all of the issued and outstanding shares of Belami from the Sellers (the transactions contemplated by the Stock Purchase Agreement, the “Acquisition”).

At the closing of the Acquisition (the “Acquisition Closing”), Belami’s stock will transfer to the Company, and the Company will pay to the Sellers as consideration (i) $7.0 million in cash, net of indebtedness (other than permitted indebtedness), transaction expenses (as provided in the Stock Purchase Agreement), and bonuses to certain employees and consultants, and the release to Sellers of a $1.0 million payment held in escrow, which the Company paid into escrow on the Signing Date, and (ii) 2,018,692 shares of the Company’s common stock, no par value (the “common stock”), which is equal to $6.48 million divided by $3.21, which is the average closing price per share of the common stock on The Nasdaq Stock Market LLC (“Nasdaq”) for the 20 trading days immediately preceding the Signing Date. The Company will also pay to the Sellers, on the first anniversary of the Acquisition Closing date (the “Deferred Payment Date”), (i) $3.22 million in cash and (ii) a number of shares of common stock equal to approximately $6.4 million divided by the average closing price per share of the common stock on Nasdaq for the 20 trading days immediately preceding the Deferred Payment Date, subject to a minimum price per share of $3.00 and a maximum price per share of $4.00. The deferred payment will be increased or decreased by the amount of a working capital adjustment, as provided for in the Stock Purchase Agreement, and will be subject to offset for indemnification claims. Any payment of the working capital adjustment by the Company will be paid one-third in cash and two-thirds in common stock, equal to such adjustment amount divided by the average closing price per share of common stock on Nasdaq for the 20 trading days immediately preceding the date of the post-closing adjustment, up to 100,000 shares of common stock (with any additional amount to be paid in cash).

In addition, prior to the Acquisition Closing, an amount of cash equal to Belami’s retained earnings is required to be distributed to the Sellers. If the amount of cash distributed is insufficient, the Company will be required to deliver a promissory note to Sellers at the Acquisition Closing equal to the difference between retained earnings and the cash distributed, with a term of one year and an interest rate equal to the short-term applicable federal rate then in effect. The Company also agreed to assume Belami’s loan agreement with PNC Bank, National Association, consisting of a $2.0 million revolving line of credit and a term loan of approximately $2.5 million.

At or following the Acquisition Closing, the Company will enter into an employment agreement with each of the President and Chief Automation Officer of Belami. In addition, to certain employees and consultants of Belami following the Acquisition Closing, the Company agreed to pay cash bonuses and to issue 498,445 restricted stock units, which will vest on the Deferred Payment Date, 473,523 restricted shares, which will vest on the date of grant, and five-year options to purchase up to 300,000 shares of common stock, which will vest and become exercisable in three equal annual installments beginning on the first anniversary of the date of grant, subject to the recommendation of the Compensation Committee of the Company’s Board of Directors. Such equity grants will be made under the Company’s equity incentive plans.

The Stock Purchase Agreement contains customary representations, warranties, indemnification provisions, covenants, and closing conditions and termination provisions. In addition, the Company is obligated to pay the Sellers a $1.0 million termination fee if the Stock Purchase Agreement is terminated under certain circumstances, excluding termination by the Company in any of the following circumstances: (i) the audited financials of Belami include a knowing, material misstatement resulting in a discrepancy in EBITDA of $1.0 million or more as compared to the internally prepared financial statements previously provided to the Company; (ii) an event, development or occurrence arising after the Signing Date constitutes or is related to an event, development or occurrence that has had a material adverse effect; (iii) pursuant to the parties’ mutual written consent; (iv) there is a governmental order prohibiting the transaction; or (v) in the event of certain knowing misrepresentations or covenant breaches by Sellers. The parties also agreed on certain operational priorities jointly established for Belami in the 12-month period following the Acquisition Closing and that, until the Deferred Payment Date, Belami’s board of directors will consist of six members, with each party designating three of the directors.

The foregoing summary of the Stock Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Stock Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Private Placement

On February 6, 2023 (the “Closing Date”), the Company closed a private placement offering (the “Private Placement”) pursuant to a securities purchase agreement (the “Private Placement Agreement”) with certain existing Company investors, providing for the issuance and sale by the Company to such investors of (i) subordinated secured convertible promissory notes in the aggregate principal amount of $8.1 million (the “Notes”) and (ii) warrants to purchase an aggregate of up to 1,016,667 shares of the Company’s common stock (the “Warrants”) for investors (in the aggregate with their spouse) meeting a minimum investment threshold of at least $6.0 million. The proceeds will be used for the cash component of the Acquisition consideration and to pay certain transaction expenses in connection with the Acquisition and the Private Placement. Pursuant to the Private Placement Agreement, the proceeds cannot be used to satisfy any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), for the redemption of any common stock or certain securities that may be converted or exercised into common stock or for the settlement of any outstanding litigation.

The Private Placement Agreement contains customary representations and warranties and provides the investors with certain registration rights. The Notes mature on the fourth anniversary of the Closing Date and contain customary acceleration events. The principal amount of the Notes is convertible at any time after the Closing Date, in whole or in part, at the option of the respective holder, into shares of common stock at an initial conversion price of $3.00 per share, subject to adjustment and a minimum conversion price of $2.70 per share. Interest on the Notes accrues at a rate of 10% per annum, of which 7% is payable quarterly in arrears in cash and 3% is payable quarterly in arrears in cash or in shares of the Company’s common stock at the Note conversion price on the date the principal balance of the Note is paid in full or fully converted, at the holder’s election. The Notes are secured by substantially all of the Company’s accounts, instruments, and tangible and intangible property, which secured interest is subordinated to interests held by other parties in such collateral as of the Closing Date and certain future debt. The Company may prepay the entire then-outstanding principal amount of a Note at any time, plus a prepayment premium; if the Company exercises such right, the Note holder may instead elect to convert the Note. After the third anniversary of the Closing Date, holders may require the Company to repay the outstanding principal balance and accrued interest on the Notes with 30 days’ prior written notice. The Warrants are exercisable for five years after the Closing Date and are exercisable immediately after their issuance, in whole or in part. The Warrants have an initial exercise price of $3.00 per share, subject to adjustment and a minimum exercise price of $2.70 per share. Investors may demand the Company repay their Notes in the event the Acquisition does not close by June 30, 2023, or earlier upon notice from the Company.

The Notes and the Warrants contain conversion limitations providing that a holder thereof may not convert the Notes or exercise the Warrants to the extent that, if after giving effect to such conversion or exercise, the holder or any of its affiliates would beneficially own in excess of 4.99% or 9.99%, as elected by the holder, or such other percentage as the holder may select, of the number of shares of common stock outstanding immediately after giving effect to such conversion or exercise. A holder may increase or decrease its beneficial ownership limitation upon notice to the Company, provided that in no event such limitation exceeds 9.99%, and that any increase shall not be effective until the 61st day after such notice. In no event will the aggregate number of shares of common stock that may be issued pursuant to the Acquisition and the Private Placement, including the number of shares of common stock issued or issuable upon conversion of the Notes and exercise of the Warrants, plus the number of shares of common stock issued or issuable in connection with the Acquisition, exceed 19.99% of the common stock outstanding on the Closing Date prior to closing the Private Placement, unless the Company obtains stockholder approval.

The foregoing summaries of the Private Placement Agreement, the Notes and the Warrants do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Private Placement Agreement, the Notes and the Warrants, copies of which are filed as Exhibit 10.1, Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth under Item 1.01 of this Current Report is incorporated by reference in this Item 3.02. The issuance of shares of common stock in the Acquisition and issuance of the Notes and Warrants in the Private Placement were deemed to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, including Regulation D and Rule 506 promulgated thereunder, as transactions by the Company not involving a public offering.

Item 8.01	Other Events

On February 7, 2023, the Company issued a press release announcing its entry into the Stock Purchase Agreement for the Acquisition and the closing of the Private Placement, a copy of which press release is filed as Exhibit 99.1 to this Current Report.

Forward-Looking Statements

Certain statements made in this Current Report are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “can,” “could,” “continue,” “estimate,” “expect,” “evaluate,” “forecast,” “guidance,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “outlook,” “plan,” “potential,” “predict,” “probable,” “project,” “seek,” “should,” “target” “view,” “will,” or “would,” or the negative thereof or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. These statements reflect the Company’s reasonable judgment with respect to future events and are subject to risks, uncertainties and other factors, many of which have outcomes difficult to predict and may be outside our control, that could cause actual results or outcomes to differ materially from those in the forward-looking statements. Such risks and uncertainties include risks arising from the diversion of management’s attention from the Company’s ongoing business operations, an increase in the amount of costs, fees and expenses and other charges related to the Stock Purchase Agreement or the Acquisition, outcome of any litigation that the Company or Belami may become subject to relating to the Acquisition, the extent of, and the time necessary to obtain, any regulatory approvals required for the Acquisition, risks of disruption to the Company’s business as a result of the public announcement of the Acquisition, the occurrence of any event, change or other circumstance that could give rise to the termination of the Stock Purchase Agreement, an inability to complete the Acquisition in a timely manner or at all, including due to a failure of any condition to the closing of the Acquisition to be satisfied or waived by the applicable party, the occurrence of any event, change or other circumstance that could give rise to the termination of the Stock Purchase Agreement, a decline in the market price for the Company’s common stock if the Acquisition is not completed, risks that the Acquisition disrupts current plans and operations of the Company or Belami and potential difficulties in Company or Belami employee retention as a result of the Acquisition, and the ability to implement business plans, forecasts and other expectations after the completion of the Acquisition, realize the intended benefits of the Acquisition, and identify and realize additional opportunities following the Acquisition, as well as the other risks and uncertainties identified in filings by the Company with the SEC, including its periodic reports on Form 10-K and Form 10-Q. The financial information included in this Current Report and exhibits is based upon available information that is preliminary in nature, as well as certain assumptions and estimates that the Company believes are reasonable. The financial information regarding Belami is unaudited and the audited financials may differ from these preliminary numbers in material respects. Any forward-looking statement speaks only as of the date of this Current Report, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by U.S. federal securities laws.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
2.1*	Stock Purchase Agreement, dated February 6, 2023, by and among SKYX Platforms Corp. and Mihran Berejikian, Nancy Berejikian, and Michael Lack.
4.1	Form of Subordinated Secured Convertible Promissory Note, dated February 6, 2023.
4.2	Form of Common Stock Purchase Warrant, dated February 6, 2023.
10.1*	Form of Securities Purchase Agreement, dated February 6, 2023.
99.1	Press Release, dated February 7, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYX PLATFORMS CORP.

Date: February 7, 2023	By:	/s/ John P. Campi
	Name:	John P. Campi
	Title:	Chief Executive Officer